                                                                    EXHIBIT 99.1


(POWELL INDUSTRIES, INC. LOGO)                                     PRESS RELEASE

                                              Contacts:  Don R. Madison, CFO
                                                         Powell Industries, Inc.
                                                         713-947-4422

FOR IMMEDIATE RELEASE                                    Ken Dennard/Karen Roan
                                                         DRG&E/713-529-6600


                            POWELL INDUSTRIES REPORTS
                        FISCAL 2003 THIRD QUARTER RESULTS


HOUSTON -- AUGUST 27, 2003 -- Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2003 third quarter ended July 31, 2003.

         Revenues for the third quarter of 2003 were $60.4 million compared to revenues of $74.3 million for the third quarter of 2002. Net income from continuing operations for the third quarter was $1.3 million, or $0.13 per diluted share, compared to $4.5 million, or $0.42 per diluted share, for the third quarter of fiscal 2002. Powell generated $14.3 million in free cash flow (defined as total cash flow from operations of $14.9 million less all capital expenditures of $588 thousand) in the third quarter. Year to date Powell has generated $30.3 million in free cash flow.

         "Business conditions remained difficult and competitive pressures intense during our third quarter resulting in EPS at the bottom of our projections," stated Thomas W. Powell, chairman and chief executive officer. "However, it does appear that domestic opportunities and inquiry levels have stabilized and international opportunities are improving. With more attention now focused on the aging electric utility infrastructure, we see longer term opportunities for the Company in the areas of increased power transmission, generation, power quality and general systems upgrades."

         Revenues through nine months of fiscal 2003 were $196.2 million compared to revenues of $231.1 million for the same period of fiscal 2002. Net income including the effect of a change in accounting principle of $510 thousand for the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," through nine months was $5.9 million, or $0.55 per diluted share, versus $12.8 million, or $1.19 per diluted share. Excluding the effect of a change in accounting principle, net income was $6.4 million, or $0.60 per diluted share, compared to $12.8 million, or $1.19 per diluted share.

         The Electrical Power Products segment recorded revenues of $53.1 million in the third quarter compared to $67.8 million in the third quarter a year ago. Third quarter income from continuing operations before income taxes for Electrical Power Products totaled $1.8 million versus $6.7 million in last year's third quarter.

         Process Control Systems revenues for the third quarter were $7.3 million compared to $6.5 million in last year's third quarter. Income from continuing operations before income taxes for Process Control Systems totaled $0.4 million versus $0.4 million a year ago.

         The company's order backlog as of July 31, 2003, was $178.4 million, compared to $203.0 million at the end of the second fiscal quarter of 2003 and $215.3 million at the end of the third fiscal quarter one year ago. New orders placed during the third quarter totaled $35.8 million versus $67.9 million in the third quarter a year ago and compared to $98.7 million in the second fiscal quarter, which included $37 million for the previously announced award for the Lincoln and Holland tunnels.

OUTLOOK

         The following statements are based on the current expectations of the company. These statements are forward looking and actual results may differ materially as further elaborated in the last paragraph below.

         Powell Industries expects fiscal fourth quarter earnings to range between $0.10 and $0.15 per diluted share and full year 2003 earnings from continuing operations to range between $0.65 and $0.70 per diluted share, which is the midpoint of our earlier guidance range of $0.60 to $0.75. Full year 2003 revenue is now expected to range between $250 million and $255 million, and free cash flow, defined as total cash flow from operations less all capital expenditures, is expected to range between $30 million and $33 million.

CONFERENCE CALL

         Powell Industries has scheduled a conference call for Wednesday, August 27, 2003, at 11:00 a.m. eastern time. To participate in the conference call, dial (303) 205-0033 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until Wednesday, September 3, 2003. To access the replay, dial (303) 590-3000 using a passcode of 549573.

         Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.drg-e.com. To listen to the live call on the web, please visit the web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call and will remain available for approximately 30 days at www.drg-e.com.

         Powell Industries, Inc., headquartered in Houston, TX, designs, manufactures and services equipment and systems for the management and control of electrical energy and other critical processes. Powell provides products and services to the transportation, environmental, industrial and utility industries. For more information, please visit www.powellind.com.

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward looking statements involve risks and uncertainty in that actual results may differ materially from those projected in the forward looking statements. In the course of operations, we are subject to certain risk factors, including but not limited to competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

                              - Tables to follow -

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                                    JULY 31,                      JULY 31,
                                                                                   (UNAUDITED)                   (UNAUDITED)
                                                                            ------------------------      ------------------------
                                                                              2003           2002           2003           2002
                                                                            ---------      ---------      ---------      ---------
         (In thousands, except per share data)
REVENUES ..............................................................     $  60,382      $  74,287      $ 196,163      $ 231,061
Cost of goods sold ....................................................        49,767         57,857        159,192        181,773
                                                                            ---------      ---------      ---------      ---------
Gross profit ..........................................................        10,615         16,430         36,971         49,288
Selling, general & administrative expenses ............................         8,498          9,710         26,815         29,048
                                                                            ---------      ---------      ---------      ---------
Income from operations before interest and income taxes ...............         2,117          6,720         10,156         20,240
Interest expense ......................................................           178           (263)           346            413
Interest income .......................................................          (207)          (133)          (387)          (241)
                                                                            ---------      ---------      ---------      ---------
Income from continuing operations before income taxes
   and cumulative effect of change in accounting principle ............         2,146          7,116         10,197         20,068
Income tax provision ..................................................           810          2,593          3,810          7,295
                                                                            ---------      ---------      ---------      ---------
INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE .............................     $   1,336      $   4,523      $   6,387      $  12,773

Cumulative effect of change in accounting principle, net of tax .......     $      --      $      --      $    (510)     $      --
                                                                            ---------      ---------      ---------      ---------
NET INCOME ............................................................     $   1,336      $   4,523      $   5,877      $  12,773
                                                                            =========      =========      =========      =========
Net earnings per common share:

Basic:
   Earnings from continuing operations ................................     $    0.13      $    0.43      $    0.60      $    1.22
   Cumulative effect of change in accounting principle ................            --             --          (0.04)            --
                                                                            ---------      ---------      ---------      ---------
   Net earnings .......................................................     $    0.13      $    0.43      $    0.56      $    1.22
                                                                            =========      =========      =========      =========

Diluted:
   Earnings from continuing operations ................................     $    0.13      $    0.42      $    0.60      $    1.19
   Cumulative effect of change in accounting principle ................            --             --          (0.05)            --
                                                                            ---------      ---------      ---------      ---------
   Net earnings .......................................................     $    0.13      $    0.42      $    0.55      $    1.19
                                                                            =========      =========      =========      =========
Weighted average number of common
  shares outstanding ..................................................        10,586         10,543         10,580         10,483
                                                                            =========      =========      =========      =========
Weighted average number of common and
  common equivalent shares outstanding ................................        10,662         10,742         10,672         10,699
                                                                            =========      =========      =========      =========
SELECTED FINANCIAL DATA:

Capital Expenditures ..................................................     $     588      $   2,519      $   3,390      $  11,556
                                                                            =========      =========      =========      =========

Depreciation and amortization .........................................     $   1,281      $   1,231      $   3,780      $   3,546
                                                                            =========      =========      =========      =========

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              July 31,    October 31,
                                                                2003         2002
                                                              --------    -----------
                       (In thousands)                        (Unaudited)
Assets:

     Current assets .....................................     $137,586     $138,499

     Property, plant & equipment (net) ..................       44,635       45,020

     Other assets .......................................        5,461        6,124
                                                              --------     --------

            Total assets ................................     $187,682     $189,643
                                                              ========     ========

Liabilities & stockholders' equity:

     Current liabilities ................................     $ 43,930     $ 52,033

     Long-term debt and capital lease obligations, net of
            current maturities ..........................        7,299        7,264

     Deferred & other long-term liabilities .............        2,104        2,139

     Stockholders' equity ...............................      134,349      128,207
                                                              --------     --------

            Total liabilities and stockholders' equity ..     $187,682     $189,643
                                                              ========     ========

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

                                                                                     THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                                          JULY 31,                  JULY 31,
                                                                                        (UNAUDITED)               (UNAUDITED)
                                                                                   ---------------------     ---------------------
                                                                                     2003         2002         2003         2002
                                                                                   --------     --------     --------     --------
                              (In thousands)
Revenues:
            Electrical Power Products ........................................     $ 53,063     $ 67,804     $176,777     $214,036
            Process Control Systems ..........................................        7,319        6,483       19,386       17,025
                                                                                   --------     --------     --------     --------

            Total revenues ...................................................     $ 60,382     $ 74,287     $196,163     $231,061
                                                                                   ========     ========     ========     ========

Income from continuing operations before income taxes and cumulative effect of change in accounting principle:

            Electrical Power Products ........................................     $  1,760     $  6,737     $  9,367     $ 19,698
            Process Control Systems ..........................................          386          379          830          370
                                                                                   --------     --------     --------     --------

Total income from continuing operations before income taxes
 and cumulative effect of change in accounting principle .....................     $  2,146     $  7,116     $ 10,197     $ 20,068
                                                                                   ========     ========     ========     ========

                                                                                July 31,    October 31,
                                                                                  2003         2002
                                                                                --------    -----------
                                                                               (Unaudited)
Assets:

          Electrical Power Products .......................................     $122,360     $156,584
          Process Control Systems .........................................       17,465       14,937
          Corporate .......................................................       47,857       18,122
                                                                                --------     --------
                Total assets ..............................................     $187,682     $189,643
                                                                                ========     ========
Backlog:

          Electrical Power Products .......................................     $112,629     $151,632
          Process Control Systems .........................................       65,756       37,721
                                                                                --------     --------
                Total backlog .............................................     $178,385     $189,353
                                                                                ========     ========